EXHIBIT 10.30
--------------------------------------------------------------------------------

                             NOTE PURCHASE AGREEMENT

                                     between

                  FIRST INVESTORS AUTO RECEIVABLES CORPORATION
                                   as Issuer,

                                       and

                         ENTERPRISE FUNDING CORPORATION,
                                   as Company,

                          Dated as of October 22, 1996

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                     PAGE
                                   ARTICLE I
                                   DEFINITIONS

      SECTION 1.1.      Definitions..................................  1

                                   ARTICLE II
                               FUNDINGS; THE NOTE

      SECTION 2.1.      Funding; The Note............................  7
      SECTION 2.2.      The Surety Bond; Demands Under the Sure-
                        ty Bond...................................... 19
      SECTION 2.3.      Fees......................................... 19

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE ISSUER

      SECTION 3.1.      Representations, Warranties and Cove-
                        nants of the Issuer.......................... 20

                                   ARTICLE IV
                                 INDEMNIFICATION

      SECTION 4.1.      Indemnity.................................... 23
      SECTION 4.2.      Indemnity for Taxes, Reserves and Ex-
                        penses....................................... 25
      SECTION 4.3.      Other Costs, Expenses and Related Mat-
                        ters......................................... 27

                                    ARTICLE V
                                  MISCELLANEOUS

      SECTION 5.1.      Notices, etc................................. 28
      SECTION 5.2.      Successors and Assigns....................... 29
      SECTION 5.3.      Severability Clause.......................... 30
      SECTION 5.4.      Amendments; Governing Law.................... 30
      SECTION 5.5.      No Bankruptcy Petition Against the Com-
                        pany......................................... 30
      SECTION 5.6.      No Proceedings............................... 31
      SECTION 5.7.      Setoff....................................... 31
      SECTION 5.8.      No Recourse.................................. 31

                                                                     PAGE

      SECTION 5.9.      Further Assurances........................... 31
      SECTION 5.10.     No Recourse against Merrill.................. 31
      SECTION 5.11.     Counterparts................................. 32
      SECTION 5.12.     Headings..................................... 32

                                    EXHIBITS

EXHIBIT A      Form of Note

EXHIBIT B      Form of Funding Request

EXHIBIT C      Form of Surety Bond

                                       ii

                             NOTE PURCHASE AGREEMENT

            NOTE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 22, 1996, between ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as purchaser (together with its successors and assigns, the "COMPANY"), for itself and as agent for the Liquidity Provider, and FIRST INVESTORS AUTO RECEIVABLES CORPORATION, a Delaware corporation, as transferor (together with its successors and assigns, the "ISSUER").

                              W I T N E S S E T H :

            WHEREAS, subject to the terms and conditions of the Security Agreement, the Issuer desires to obtain funds from time to time from the Company, and to evidence the obligation to repay such amounts through the issuance of the Note;

            WHEREAS, pursuant to the Security Agreement, the Issuer will pledge to the Collateral Agent for the benefit of the Secured Parties its interest in the Receivables and related property including the Issuer's security interest in the Financed Vehicles;

            NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. DEFINITIONS. All capitalized terms used herein shall have the meanings herein specified, and shall include in the singular number the plural and in the plural number the singular:

            "ADDITION DATE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "ADDITIONAL INVESTMENT" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "ADDITIONAL RECEIVABLES" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "ADMINISTRATIVE AGENT" shall mean NationsBank, N.A., as administrative agent for the Company.

            "AGREEMENT" shall mean this Note Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

            "AMORTIZATION EVENT" shall have the meaning specified in Section 6.3 of the Security Agreement

            "AVAILABLE COLLECTIONS" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "AVAILABLE FUNDS" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "BORROWING BASE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "CARRYING COSTS" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "CLOSING DATE" shall mean October 22, 1996.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute), and the regulations promulgated and the rulings issued thereunder.

            "COLLATERAL" shall have the meaning specified in Section 2.1 of the Security Agreement.

            "COLLATERAL AGENT" shall mean Texas Commerce Bank National Association, as Collateral Agent under the Security Agreement, or any successor thereto.

            "COMMERCIAL PAPER" shall mean promissory notes of the Company issued by the Company in the commercial paper market.

            "COMPANY" shall mean Enterprise Funding Corporation, a Delaware corporation, together with its successors and assigns.

            "CREDIT SUPPORT PROVIDER" shall mean the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of its Commercial Paper.

            "EFC COLLATERAL AGENT" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "FACILITY LIMIT" shall mean $105,000,000.

            "FINANCED VEHICLE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "FUNDING" shall mean any advance by the Company to the Issuer hereunder, and shall consist of the Initial Funding pursuant to Section 2.1(a) hereof and each Subsequent Funding pursuant to Section 2.1(b) hereof.

            "FUNDING REQUEST" shall have the meaning specified in Section 2.1(a) hereof.

            "GECC" shall mean General Electric Capital Corporation.

            "GOVERNMENTAL AUTHORITY" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "INDEMNIFIED AMOUNTS" shall have the meaning set forth in Section
4.1 hereof.

            "INDEMNIFIED PARTIES" shall have the meaning set forth in Section
4.1 hereof.

            "INITIAL FUNDING" shall mean the Funding which is made pursuant to
Section 2.1(a) hereof.

            "INSURANCE AGREEMENT" shall mean the Insurance Agreement dated as of October 1, 1996 between the Issuer, the Seller, the Collateral Agent, the Reserve Account Agent and the Surety Bond Provider.

            "INTEREST RATE CAP" and "INTEREST RATE CAPS" shall have the meanings specified in Section 3.2(n) of the Security Agreement.

            "ISSUER" shall mean First Investors Auto Receivables Corporation, a Delaware corporation, and its successors and permitted assigns.

            "LAW" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "LIQUIDITY AGREEMENT" shall mean the agreement, between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance of Commercial Paper.

            "LIQUIDITY FACILITY" shall mean the asset purchase facility provided to the Company pursuant to the Liquidity Agreement.

            "LIQUIDITY PROVIDER" shall mean the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of its Commercial Paper, which , as of the Closing Date, is NationsBank, N.A.

            "MOODY'S" shall mean Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "NET INVESTMENT" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "NOTE" shall mean the note issued to the Company pursuant to Section 2.1(f)(i) of this Agreement.

            "NOTEHOLDER'S PERCENTAGE" shall equal 90%.

            "OBLIGOR" shall have the meaning set forth in Section 1.1 the Security Agreement.

            "OFFICIAL BODY" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "ORIGINAL INVESTMENT" shall mean $59,322,154.20.

            "OTHER TRANSFEROR" means any Person other than the Issuer that has entered into a transfer and administration agreement, receivables purchase agreement or other similar agreement with the Company and which is not a party to any Transaction Document.

            "PERSON" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "PLAN" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "PLAN EVENT" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "POTENTIAL AMORTIZATION EVENT" shall have the meaning specified in
Section 1.1 of the Security Agreement.

            "POTENTIAL TERMINATION EVENT" shall have the meaning specified in
Section 1.1 of the Security Agreement.

            "POTENTIAL WIND-DOWN EVENT" shall have the meaning specified in
Section 1.1 of the Security Agreement.

            "PROGRAM FEE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of October 22, 1996, between the Issuer, as purchaser thereunder, and the Seller, as seller thereunder, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof and hereof.

            "PURCHASED INTEREST" shall mean any interest in the Note acquired by the Liquidity Provider.

            "RECEIVABLE SCHEDULE" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "RELATED COMMERCIAL PAPER" shall have the meaning specified in
Section 1.1 of the Security Agreement.

            "REMITTANCE DATE" shall have the meaning set forth in Section 1.1 of the Security Agreement.

            "REQUIRED RESERVE ACCOUNT BALANCE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "REQUIREMENTS OF LAW" shall have the meaning specified in Section
1.1 of the Security Agreement.

            "RESERVE ACCOUNT" shall mean the account established pursuant to
Section 5A.1(b) of the Security Agreement.

            "RESERVE ACCOUNT AGENT" shall mean NationsBank, N.A., solely in its capacity as Reserve Account Agent under the Security Agreement and the Insurance Agreement.

            "RESERVE ADVANCE" shall have the meaning set forth in Section 1.1 of the Security Agreement.

            "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies.

            "SECTION 4.2 COSTS" shall have the meaning set forth in Section 4.2 hereof.

            "SECURITY AGREEMENT" shall mean the Security Agreement dated as of October 22, 1996 among the Seller, the Issuer, the Collateral Agent, the Company, the Reserve Account Agent and the Surety Bond Provider, as amended, modified and supplemented from time to time.

            "SELLER" means First Investors Financial Ser- vices, Inc.

            "SERVICER" shall mean GECC as servicer under the Servicing Agreement or any successor Servicer acceptable to the Surety Bond Provider.

            "SUBSEQUENT FUNDING" shall mean a Funding which is made pursuant to
Section 2.1(b) hereof.

            "SURETY BOND" shall mean that certain surety bond, substantially in the form annexed hereto as Exhibit C.

            "SURETY BOND PROVIDER" shall mean MBIA Insur- ance Corporation.

            "TARGETED MONTHLY PRINCIPAL PAYMENT" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "TERMINATION DATE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "TERMINATION EVENT" shall have the meaning specified in Section 6.1 of the Security Agreement.

            "TRANSACTION COSTS" shall have the meaning specified in Section 4.3 hereof.

            "TRANSACTION DOCUMENTS" shall have the meaning as specified in the Insurance Agreement.

            "UCC" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "UNUSED PROGRAM FEE" shall have the meaning specified in Section 1.1 of the Security Agreement.

            "WIND-DOWN EVENT" shall have the meaning specified in Section 6.2 of the Security Agreement.

                                   ARTICLE II

                               FUNDINGS; THE NOTE

            SECTION 2.1. FUNDING; THE NOTE. (a) INITIAL FUNDING. Upon the terms and subject to the conditions herein set forth, the Company shall make advances (any such advance, a "FUNDING", and the first such advance, the "INITIAL FUNDING") to the Issuer from time to time on or after the Closing Date and prior to the Termination Date. In connection with the Initial Funding, the Issuer shall, by notice to the Company in the form of Exhibit B hereto (a "Funding Request") request such Funding at least ten Business Days prior to the proposed date of such Initial Funding. Such notice shall specify the pro- posed Funding Amount (which shall be at least $1,000,000) and the proposed date of the Initial Funding.

            (b) SUBSEQUENT FUNDING. On any Business Day occurring after the Initial Funding under Section 2.1(a), upon ten Business Days notice to the Company of a Funding Request and prior to the Termination Date, the Issuer may request that the Company make additional Fundings (which shall be at least $1,000,000 and shall occur no more than once per consecutive three month period)(each such additional Funding, a "SUBSEQUENT FUNDING").

            (c) CONDITIONS TO FUNDING. The Company shall not, and shall have no obligation to, advance any funds to the Issuer in connection with any Funding unless on the date of such Funding (i) the sum of the Net Investment after giving effect to such Funding plus the interest component of Related Commercial Paper would not exceed the Facility Limit; (ii) the Net Investment, after giving effect to such Funding, would not be greater than 90% of the Borrowing Base;
(iii) the Surety Bond shall be in full force and effect and the Surety Bond Provider shall not have failed to make any required payment thereunder; (iv) an amount equal to the Required Reserve Account Balance shall be on deposit in the Reserve Account; (v) each representation and warranty of the Issuer herein, in the Security Agreement or in any other Transaction Document shall be true and correct; (vi) a Wind-Down Event, an Amortization Event, a Potential Termination Event, a Potential Wind-Down Event or a Potential Amortization Event shall not have occurred or be continuing and the Termination Date shall not have occurred;
(vii) the Company is able to obtain funds for the making of such Funding in the commercial paper market or pursuant to the Liquidity Agreement and (viii) in connection with the Initial Funding, the conditions precedent set forth in paragraph (g) of this Section shall be satisfied.

            (d) FUNDING REQUEST IRREVOCABLE. The notice of the proposed Initial Funding and any Funding Request shall be irrevocable and binding on the Issuer and the Issuer shall indemnify the Company against any loss or expense incurred by the Company, either directly or indirectly (including through the Liquidity Provider Agreement) as a result of any failure by the Issuer to complete the requested Funding including, without limita-tion, any loss (including loss of anticipated profits) or expense incurred by the Company, either directly or indirectly (including pursuant to the Liquidity Provider Agreement), by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company to complete the requested Funding.

            (e) DISBURSEMENT OF FUNDS. No later than 4:30 p.m. (New York City time) on the date on which a Funding is to be made, the Company will make available to the Issuer in immediately available funds, the amount of the Funding to be made on such day by remitting the amount thereof to an account of the Issuer as designated in the related notice requesting such Funding.

            (f)   THE NOTE.

                        (i) The Issuer's obligation to pay the principal of and interest on all amounts advanced by the Company pursuant to any Funding shall be evidenced by a single note of the Issuer (the "NOTE") which shall
      (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Company and mature on the Remittance Date occurring in the third calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or any servicing agent); (5) be entitled to the benefits of the Surety Bond and the Security Agreement; and (6) be substantially in the form of Exhibit A to this Agreement, with blanks appropriately completed in conformity herewith. The Company shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Company shall endorse the outstanding principal amount of the Note on the schedule attached thereto; PROVIDED, HOWEVER, that failure to make such notation shall not adversely affect the Company's rights with respect to the Note.

                        (ii) Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder and on such amounts as are outstanding thereunder. Although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Issuer's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Fundings outstanding thereunder at the time such enforcement shall be sought.

                  (g) The Company's obligations under this Agreement are subject to the accuracy of the representations and warranties on the part of the Issuer contained herein, as of the date hereof, and as of the Closing Date (as if made on such date), to the performance by the Issuer of its obligations under this Agreement and to the satisfaction of the following further conditions on the Closing Date:

                        (i) The Company shall have received letters of Vinson & Elkins LLP, special counsel to the Issuer, that it may rely on such counsel's opinions to Moody's and S&P as to "true sale" and substantive nonconsolidation issues under the Bankruptcy code (each such opinion referred to herein as a "RATING AGENCY OPINION").

                        (ii) The Company shall have received an opinion, dated the Closing Date from Buck, Keenan & Owens, L.L.P., special counsel for the Issuer, with respect to:

                              (1) Each of the Note, this Agreement and the Security Agreement have been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement, enforceable against the Issuer in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (3) the qualification that certain remedial provisions of the Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Security Agreement, and the Security Agreement, together with applicable law, contains adequate remedial provisions for the practical realization of the benefits of the security created thereby;

                              (2) The pledge of the Receivables and the other property pledged by the Issuer to the Collateral Agent, on behalf of the Secured Parties pursuant to the Security Agreement, the compliance by the Issuer with all of the provisions of the Security Agreement, this Agreement and the Note and the consummation of the transactions therein or herein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, (B) result in any violation of the provisions of any order known to such counsel of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties or (C) result in any violation of the provisions of the charter or the by-laws of the Issuer or any statute or any rule or regulation of any governmental agency or body having jurisdiction over the Issuer or any of its properties;

                              (3) No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required by the Issuer in connection with the consummation of the transactions contemplated in the Security Agreement and this Agreement, except such as have been obtained;

                              (4) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened (A) asserting the invalidity of the Security Agreement or this Agreement, (B) seeking to prevent the consummation by the Issuer of any of the transactions contemplated by the Security Agreement or this Agreement or (C) which might materially and adversely affect the performance by the Issuer of its obligations under the Security Agreement or this Agreement;


                              (5) The provisions of the Security Agreement are effective to create a valid security interest in the Collateral in favor of the Collateral Agent on behalf of the Secured Parties and such security interest is perfected and prior to all other creditors of and purchasers from the Issuer; and

                              (6) The Issuer is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                        (iii) The Company shall have received an opinion, dated the Closing Date, from Buck, Keenan & Owens, L.L.P., counsel to the Seller, to the effect that:

                              (1) The Seller is a corporation organized, existing and in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as currently conducted; and the Seller is qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

                              (2) The Seller has or had at all relevant times full power, authority and legal right to exercise, deliver and perform its obligations under the Purchase Agreement; and has or had at all relevant times full power, authority and legal right to acquire, own and transfer the Receivables and the other property transferred by it to the Issuer pursuant to the Purchase Agreement;

                              (3) The Purchase Agree- ment has been duly authorized, executed and delivered by the Seller and is a valid and binding agreement, enforceable against the Seller in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                              (4) The transfer of the Receivables and the other property transferred by the Seller to the Issuer pursuant to the Purchase Agreement, the compliance by the Seller with all of the provisions of the Purchase Agreement, the Security Agreement and this Agreement and the consummation of the transactions therein or herein contemplated will not
      (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, (B) result in any violation of the provisions of any order known to such counsel of any court or governmental agency or body hav-ing jurisdiction over the Seller or any of its properties or (C) result in any violation of the provisions of the charter or the by-laws of the Seller or any statute or any rule or regulation of any governmental agency or body having jurisdiction over the Seller or any of its properties;

                              (5) No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required by the Seller in connection with the consummation of the transactions contemplated in the Purchase Agreement and this Agreement, except such as have been obtained; and

                              (6)  To the best of such
      counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened (A) asserting the invalidity of the Purchase Agreement, the Security Agreement or this Agreement, (B) seeking to prevent the consummation by the Seller of any of the transactions contemplated by the Purchase Agreement, the Security Agreement or this Agreement or (C) which might materially and adversely affect the performance by the Seller of its obligations under the Purchase Agreement, the Security Agreement or this Agreement.

                        (iv) The Company shall have received an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Collateral Agent, to the effect that:

                              (1) The Collateral Agent is a national banking association with trust powers, and is duly and validly existing under the laws of the United States of America with corporate power and authority to execute, deliver and perform its obligations required under the Security Agreement.

                              (2) The Security Agreement has been duly authorized, executed and delivered by the Collateral Agent and constitutes the valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                              (3) The execution and delivery of the Security Agreement by the Collateral Agent and the performance by the Collateral Agent of its obligations under the Security Agreement do not conflict with or result in a violation of (A) any law or regulation of the United States of America governing the banking or trust powers of the Collateral Agent, or (B) the by-laws of the Collateral Agent.

                              (4) No approval, consent or giving of notice to, or registration or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Collateral Agent is required in connection with the execution and delivery by the Collateral Agent of the Security Agreement or the performance by the Collateral Agent of its obligations under the Security Agreement.

                        (v) The Company shall have received a certificate of the Issuer, dated the Closing Date, stating that (i) its representations and warranties made herein and in the Security Agreement are true and correct as of the Closing Date, and (ii) the Issuer has complied with all agreements and satisfied all conditions to be satisfied on its part pursuant to this Agreement at or prior to the Closing Date.

                        (vi) The Company shall have received written evidence that the facility shall have been rated at least "Baa3" and "BBB-", respectively, by Moody's and S&P, without giving effect to the Surety Bond and on the Closing Date such rating shall be in full force and effect.

                        (vii) All conditions precedent to the authentication and delivery of the Note under this Agreement shall have been satisfied.

                        (viii) Each party shall have performed and complied with all agreements and conditions contained herein and in the Security Agreement and all other documents delivered in connection herewith or therewith which are required to be performed or complied with by such party before or at the Closing.

                        (ix) This Agreement, the Purchase Agreement and the Security Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date and shall be in form and substance satisfactory to the Company.

                        (x) The Company shall have received the following, in each case in form and substance satisfactory to it:

                              (1) copy of the resolutions of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary as of the Closing Date, duly authorizing the execution, delivery and performance by the Issuer of the documents executed by or on behalf of the Issuer in connection with the transactions contemplated by this Agreement and the Security Agreement; and attesting to the names and true signatures of the person or persons executing and delivering each such document;

                              (2) a copy of the resolutions of the Board of Directors of the Seller, certified by the Secretary or an Assistant Secretary of the Seller as of the Closing Date, duly authorizing the execution, delivery and performance by the Seller of the Purchase Agreement and any other documents executed by or on behalf of the Seller in connection with the transactions contemplated hereby; and an incumbency certificate of the Seller as to the person or persons executing and delivering each such document;

                              (3) a certificate of the Collateral Agent regarding its authority and the incumbency of its officers; and

                              (4) such other documents and evidence with respect to the Issuer, the Seller, the Servicer and the Collateral Agent as the Company may reasonably request in order to establish the corporate existence and good standing of each thereof, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated by this Agreement, the Security Agreement, the Servicing Agreement and the Purchase Agreement and the compliance with the conditions set forth herein and therein.

                        (xi) No fact or condition shall exist under applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which in the Company's reasonable opinion would make it unlawful to issue the Note or for the Issuer or any of the other parties thereto to perform their respective obligations under this Agreement, the Security Agreement and the Purchase Agreement.

                        (xii) On or prior to the Closing Date, the Seller and the Issuer shall have filed any financing statements or amendments thereto, wherever necessary or advisable, in order to perfect the transfer and assignment of the Receivables to the Issuer and the grant of the security interest therein to the Collateral Agent and shall have delivered filestamped copies of such financing statements or other evidence of the filing thereof to the Company.

                        (xiii) All taxes and fees due in connection with the filing of the financing statements referred to in clause (xii) of this
      Section 2.1(g) shall have been paid in full or duly provided for.

                        (xiv) The Surety Bond Provider shall have issued the Surety Bond, in form and substance satisfactory to the Company, dated as of the Closing Date.

                        (xv) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of this Agreement or any of the other agreements or the transactions contemplated hereby.

                        (xvi) The Company shall have been furnished with such other documents and opinions (including executed copies, addressed to it or otherwise expressly allowing it to rely thereon of such documents or opinions delivered to any other person in connection with the Closing (as hereinafter defined)) as it may reasonably require, and all documents and opinions as well as actions and proceedings taken by the Issuer in connection with the issuance of the Note shall be satisfactory in form and substance to the Company and its counsel.

                        (xvii) An opinion of Kutak Rock, counsel to the Surety Bond Provider, pertaining to the Surety Bond Provider and the enforceability of the Surety Bond and in form and substance satisfactory to the Company, shall have been delivered to the Company.

                        (xviii) The Company shall have received, in substance reasonably satisfactory to the Company, the Fee Letter dated as of the Closing Date.

                        (xix) The Reserve Account shall have been established at NationsBank, N.A., and the required deposit by the Issuer into the Reserve Account shall have been made.

            SECTION 2.2 THE SURETY BOND; DEMANDS UNDER THE SURETY BOND. The Issuer has obtained the Surety Bond for the benefit of the Company. The Issuer acknowledges that the Administrative Agent is entitled, in accordance with the terms thereof, to demand funds thereunder for the benefit of the Company. The Administrative Agent shall have no liability to the Issuer, and the Issuer shall indemnify and hold the Administrative Agent harmless, in connection with any demands made by the Administrative Agent under the Surety Bond except to the extent that the Administrative Agent shall have acted with gross negligence in making any such demand. Such indemnified amounts shall be paid to the extent and in the priority set forth in the Security Agreement.

            SECTION 2.3. FEES. The Issuer shall pay to the Company, on each Remittance Date, the Program Fee and the Unused Program Fee. Such fees are non-refund- able.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE ISSUER

            SECTION 3.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer represents and warrants to and covenants with the Company as of the Closing Date and, except as otherwise provided herein, as of each date of any Subsequent Funding that:

                  (a) ORGANIZATION AND GOOD STANDING. The Issuer is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute, deliver and perform, the Note.

                  (b) DUE QUALIFICATION. The Issuer is duly qualified to do business and is in good standing as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of the Issuer's business.

                  (c) DUE AUTHORIZATION. The Issuer has the power and authority to execute and deliver this Agreement, the Security Agreement and the Note. The execution and delivery of this Agreement, the Security Agreement and the Note by the Issuer and the consummation of the transactions provided for in this Agreement and the Security Agreement have been duly authorized by the Issuer by all necessary corporate action on the part of the Issuer.

                  (d) NO CONFLICT. The execution and de- livery of this Agreement, the Security Agreement and the Note, the performance of the transactions contemplated by this Agreement and the Security Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Issuer or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Issuer is a party or by which it or any of its properties are bound.

                  (e) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Security Agreement or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement, the Security Agreement or the Note, (iii) seeking any determination or ruling that, individually or in the aggregate, in the reasonable judgment of the Issuer, would materially and adversely affect the performance by the Issuer of its obligations under this Agreement, the Security Agreement or the Note, or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Security Agreement or the Note.

                  (f) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of this Agreement, the Security Agreement and the Note, the performance by the Issuer of the transactions contemplated by this Agreement, the Security Agreement and the fulfillment by the Issuer of the terms hereof, have been obtained.

                  (g) SOLVENCY. The Issuer is not insolvent and will not be rendered insolvent immediately following the consummation on the Closing Date of the transactions contemplated by this Agreement and the Security Agreement, including the pledge by the Issuer to the Collateral Agent of the Collateral specified in Section 2.1 of the Security Agreement.

                  (h) NO TERMINATION EVENT. After giving effect to the payment by the Company of the Original Investment and the issuance of the Note and the acquisition of any Additional Investment pursuant to Section 2.2 of the Security Agreement, no Potential Termination Event, Potential Wind-Down Event, Potential Amortization Event, Termination Event, Wind-Down Event or Amortization Event exists.

                  (i) INFORMATION FURNISHED TO THE COMPANY. All information furnished by or on behalf of the Issuer to the Company will be true and complete in all material respects.

                  (j) TAXES. The Issuer has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

                  (k) COMPLIANCE. The Issuer has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

                  (l) INVESTMENT COMPANY. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from the provisions of such act.

                  (m) ERISA. The Issuer is in compliance with ERISA in all material respects. No Plan Event has occurred or is expected to occur that might result, directly or indirectly, in any lien being imposed on the property of the Issuer.

                  (n) HEDGING. The Issuer will not enter into Interest Rate Caps or other agreements or mechanisms for hedging except as set forth in Section 3.2(n) of the Security Agreement.

            The representations and warranties set forth in this Section 3.1 shall survive the pledge and grant of a lien in the respective Receivables to the Collateral Agent as agent for the Company and the Surety Bond Provider. Upon discovery by the Issuer or the Company of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

                                   ARTICLE IV

                                 INDEMNIFICATION

            SECTION 4.1. INDEMNITY. Without limiting any other rights which the Company may have hereunder or under applicable law, the Issuer agrees to indemnify the Company, the Administrative Agent, the Reserve Account Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any permitted assigns and their respective agents, officers, directors and employees (collectively, "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Company, the Administrative Agent, the Reserve Account Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company, the Administrative Agent, the Liquidity Provider or the Credit Support Provider of the Note excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Such Indemnified Amounts shall be paid in accordance with Section
5.1 of the Security Agreement. Without limiting the generality of the foregoing, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (a) reliance on any representation or warranty made by the Issuer or the Servicer (or any officers of the Issuer or the Servicer) under or in connection with this Agreement, the Servicing Agreement, any Servicer's Certificate or any other information or report delivered by the Issuer or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (b) the failure by the Issuer or the Servicer to comply with any applicable law, rule or regulation with respect to the Collateral, or the non-conformity of the Collateral with any such applicable law, rule or regulation;

                  (c) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Lien;

                  (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral in order to maintain the first priority perfected security interest of the Collateral Agent in such Collateral;

                  (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of a Financed Vehicle or services related to such Receivable or the furnishing or failure to furnish such Financed Vehicle or services;

                  (f) any failure of the Issuer to perform its duties or obligations in accordance with the provisions of Articles IV and V of the Security Agreement; or

                  (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the related Financed Vehicle or related merchandise or services which are the subject of any Receivable;

PROVIDED, HOWEVER, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Agreement or the Credit Support Agreement to the Issuer and each Other Transferor; and

PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Indemnified Amounts.

            SECTION 4.2. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (1) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

                  (2) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agree-ment, the Credit Support Agreement or otherwise in re- spect of this Agreement, the Note, the Net Investment or the Collateral;

                  (3) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement or the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Note, the Net Investment, the Collateral, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then within 10 days after demand by the Company, the Issuer shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party for such increased cost PROVIDED that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date the Company first notifies the Issuer of its intention to demand compensation therefor under this Section 4.2(a).

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Company, the Issuer shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; PROVIDED that no such amount shall be payable with respect to any period commencing less than 30 days after the date the Company first notifies the Issuer of its intention to demand compensation under this Section 4.2(b).

                  (c) The Company will promptly notify the Issuer of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 4.2. A notice by the Company claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Company may use any reasonable averaging and attributing methods.

                  (d) Anything in this Section 4.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 4.2 ("SECTION 4.2 COSTS") ratably to the Issuer and each Other Transferor; and PROVIDED, FURTHER, that if such Section 4.2 Costs are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such
Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

                  SECTION 4.3. OTHER COSTS, EXPENSES AND RELATED MATTERS. The Issuer agrees, upon receipt of a written invoice, to pay or cause to be paid, in accordance with 5.1(a)(x) of the Security Agreement and to save the Company and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company) incurred by or on behalf of the Company and the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Note and the Security Agreement and any documents or instruments delivered pursuant hereto or thereto and the transactions contemplated hereby and thereby and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Note and the Security Agreement, (b) arising in connection with the Company's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement (all of such amounts, collectively, "TRANSACTION COSTS").

                                    ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.1. NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 5.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

            If to the Company:

                  Enterprise Funding Corporation
                  c/o Merrill Lynch Money Markets Inc.
                  World Financial Center - South Tower
                  225 Liberty Street
                  New York, New York  10281
                  Attention:  Gary Carlin
                  Telephone: (212) 236-7200

                  Telecopy:  (212) 236-7584

                  (with a copy to the Administrative Agent)

            If to the Issuer:

                  First Investors Auto Receivables
                  Corporation
                  675 Bering Drive
                  Suite 710
                  Houston, Texas 77057
                  Attention: Tommy A. Moore, Jr.
                  Telephone: (713) 977-2600
                  Telecopy: (713) 977-0657

            If to the Collateral Agent:

                  Texas Commerce Bank National Association
                  600 Travis, 8th Floor
                  Houston, Texas 77022
                  Attention: Global Trust Services -
                             First Investors Auto
                              Receivables Corporation
                  Telephone: (713) 216-4181
                  Telecopy:  (713) 216-4880

            If to the Administrative Agent:

                  NationsBank N.A.
                  NationsBank Corporate
                  Center - 10th Floor
                  100 North Tryon Street
                  NC1-007-10-01
                  Charlotte, North Carolina  28255-0001
                  Attention:  Michelle M. Heath
                              Investment Banking
                  Telephone:  (704) 386-7922
                  Telecopy:   (704) 388-9169

            SECTION 5.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Issuer and the Company and their respective successors and assigns and shall inure to the benefit of the Issuer, and the Company and their respective successors and assigns including the Liquidity Provider; PROVIDED that the Issuer shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, the Collateral Agent and the Surety Bond Provider. The Issuer hereby acknowledges that the Company has assigned and granted a security interest in all of its rights hereunder and under the Note to the EFC Collateral Agent. In addition, the Issuer hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement. Except as expressly permitted hereunder or in the agreements establishing the Company's commercial paper program, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Issuer. The parties hereto agree that the Surety Bond Provider is an intended third-party beneficiary of this Agreement.

            SECTION 5.3. SEVERABILITY CLAUSE. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 5.4. AMENDMENTS; GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (I) MAY NOT BE CHANGED ORALLY BUT ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO PROVIDED THAT THE WRITTEN CONSENT OF THE SURETY BOND PROVIDER SHALL BE REQUIRED PRIOR TO ANY AMENDMENT OR MODIFICATION OF SECTIONS 4.2, 4.3, 5.4 OR 5.8 OF THIS AGREEMENT AND PRIOR TO ANY AMENDMENT OR MODIFICATION WHICH SHALL MATERIALLY AND ADVERSELY AFFECT THE RIGHTS OR OBLIGATIONS OF THE SURETY BOND PROVIDER AND (II) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 5.5. NO BANKRUPTCY PETITION AGAINST THE COMPANY. The Issuer covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

            SECTION 5.6. NO PROCEEDINGS. The Company hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against the Issuer any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day after payment in full of the Note.

            SECTION 5.7. SETOFF. The Issuer hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Issuer.

            SECTION 5.8. NO RECOURSE. The Issuer's obligations under the Note are payable solely from the Collateral and no general recourse shall be had on the Note against the Issuer; provided that nothing in this Agreement shall affect the ability of the Company, or the Administrative Agent, to demand funds under the Surety Bond in accordance with the terms thereof. Except as otherwise expressly provided in this Agreement, it is understood and agreed that the Issuer shall not be liable for the payment of Commercial Paper or for any losses suffered by the Company in respect of the Note. The foregoing sentence shall not relieve the Issuer from any liability hereunder or under the Security Agreement with respect to its representations, warranties, covenants and other payment and performance obligations herein or therein described.

            SECTION 5.9. FURTHER ASSURANCES. The Issuer agrees to do such further acts and things and to execute and deliver to the Company or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company or the Collateral Agent to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

            SECTION 5.10. NO RECOURSE AGAINST MERRILL. The obligations of the Company under this Agreement are solely the corporate obligations of the Company. No recourse shall be had for the payment of any amount owing against Merrill Lynch Money Markets, Inc. ("Merrill") or against any stockholder, employee, officer, director or incorporator of the Company. For purposes of this
Section 5.10, the term "Merrill" shall mean and include Merrill and all affiliates thereof and any employee, officer, director, incorporator, share-holder or beneficial owner of any of them; PROVIDED HOWEVER, that the Company shall not be considered to be an affiliate of Merrill for purposes of this
Section 5.10.

            SECTION 5.11 COUNTERPARTS. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

            SECTION 5.12 HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

            IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              FIRST INVESTORS AUTO RECEIVABLES
                                  CORPORATION,
                                    as Issuer

                              By: /s/ TOMMY MOORE JR.
                                      Name: Tommy Moore Jr.
                                     Title:

                            ENTERPRISE FUNDING CORPORATION,
                                     as Company

                              By: /s/ GERARD M. HAVATT
                                      Name: Gerard M. Havatt
                                     Title: Vice President